Exhibit 10.10
CONFIDENTIAL TREATMENT REQUESTED

INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN
REQUESTED IS OMITTED AND NOTED WITH “****”.

 AN UNREDACTED VERSION OF THIS DOCUMENT HAS ALSO BEEN PROVIDED
TO THE
SECURITIES AND EXCHANGE COMMISSION.

GENERAL MANAGER’S AGREEMENT

This Agreement made this 1st day of May, 2011, by and between Companion Life Insurance Company (hereinafter referred to as “Company”) and Health Plan Intermediaries, LLC d.b.a. Health Insurance Innovations, Incorporated, (hereinafter referred to as “Manager”).

ARTICLE I

PURPOSES

The purpose of this Agreement is to define and delineate the rights, duties and responsibilities of Company and Manager with respect to a policy or group of policies (hereinafter described as the Subject Policy or Policies) issued by Company/Insurer and managed by Manager.

ARTICLE II

SUBJECT POLICIES

SECTION 1.  Subject Policy or Policies as defined in this Agreement shall mean any and all policies of insurance providing insurance protection for Short Term Medical insurance produced by Manager and underwritten by Company shall be covered by the terms of this Agreement.

SECTION 2.  The term “Short Term Medical” means Company’s short term medical insurance policies, riders and coverages generally offered to association members and individuals who purchase this coverage.

ARTICLE III

PREMIUMS

SECTION 1.  Manager shall collect all insurance premiums and other charges payable to Company or return premiums received from Company with respect to the Subject Policy or Policies for and on behalf of the Company.  All such funds shall be held by the Manager in trust for the benefit of Company and shall be deposited promptly in a bank trust account (the “Fiduciary Account”) established and maintained by the Manager for the benefit of the Company.  All insurance premiums shall be remitted to Company by the 15th of the month following the month of collection.

SECTION 2.  There shall be no commingling in the Fiduciary Account of funds of Manager or other persons.  The Fiduciary Account shall at all times be established and maintained in a bank which is a member of the Federal Reserve System and subject to terms and conditions satisfactory to and approved in writing by the Company.

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SECTION 3.  The Manager shall retain copies of all bank account records relating to the Fiduciary Account and shall furnish the Company, upon request, with copies thereof.

SECTION 4.  Withdrawals from the Fiduciary Account shall be made solely for:

A.	Remittance to Company;

B.	Deposit in an account maintained by and in the name of Company;

C.	Payment to a short term medical policyholder for remittance to the insured entitled thereto, or remittance of return or excess premiums to the person or persons entitled thereto;

D.	Payment to Manager of its compensation as provided herein, and interest earnings on the Fiduciary Premium Account; or

E.	Remittance to Reinsurer per Company’s order.

F.	Transfer to the claims fund account.

Company may at any time, and from time to time, require that the Company (or its designee) be added as an additional signatory to the Fiduciary Account in order to authorize withdrawals from said account.

SECTION 5.  Where Manager collects funds, Manager must identify and state separately in writing to the persons paying to the Manager any charge or premium for insurance coverage, the amount of any such charge or premium specified by Company for such insurance coverage.

SECTION 6.  Manager agrees that all insurance premium charges collected by Manager shall be at the current rates proposed by Company or Reinsurer that the rates quoted by Manager shall have the prior written approval of the Company or Reinsurer; and further that Manager shall make adjustments to premium rates from time to time as instructed by Company or Reinsurer.

ARTICLE IV

UNDERWRITING

SECTION 1.  All underwriting and other standards pertaining to the Subject Policies by the Company shall conform to such standards as are from time to time set forth in writing by the Company or Reinsurer, and such adjustments as may be made in writing to such standards from time to time by Company, which shall be promptly delivered in writing to Manager in accordance with the notice provisions of this Agreement.

SECTION 2.  Manager shall have authority to issue proposals and rate quotations on behalf of Company in accordance with the underwriting guidelines and rates in the Manuals, as most

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recently amended.  Manager shall not deviate as to those rates or guidelines agreed to with the Company with written approval in advance from the Company.

SECTION 3.  Manager shall retain copies of all quotations or proposals made on behalf of Company and furnish the same to Company on request.  Quotations or proposals that have expired and have not been accepted may be destroyed at Manager’s discretion.  Manager shall have authority to bind applications for insurance submitted, provided the same shall substantially comply with the Manuals.  Manager will furnish such reports regarding new and renewal business as Company may reasonably request.

SECTION 4.  Manager acknowledges that all classes of business and states where policies can be written require prior written approval by Company.

ARTICLE V

DUTIES OF MANAGER

SECTION 1.  Manager shall maintain all licenses required by applicable state insurance and other statutes and regulations and shall in all other respects comply with same and cause its officers, employees, agents and subagents to so comply.  Manager shall, where appropriate, pay commissions to and handle correspondence with officers, employees, agents and subagents of Manager.  Company will appoint, but Manager will be responsible for collecting and sending all required information to the Company for appointment.

SECTION 2.  The Manager shall file annually with the Company not later than May 1 an annual financial statement prepared by an independent certified public accountant in a form acceptable to the Company.

SECTION 3.  Manager shall handle on behalf of Company all correspondence and general clerical and administrative functions necessary to the satisfactory administration of the Subject Policies and shall maintain files relative thereto.  Provided, however, Manager shall promptly forward to Company all insurance department complaints and inquiries received by it with regard to the Subject Policies, and shall provide all information from its records which will assist Company in its response to such complaints or inquiries, and otherwise cooperate fully with Company in connection with any such complaints or inquiries.

SECTION 4.  Manager shall prepare and either, mail premium notices to insureds reasonably in advance of the premium due dates or debit the insureds credit card or bank account on the due date; shall collect and receipt for all premiums on all policies covered hereunder; and all collected premiums (excluding compensation to Manager) shall be remitted to Company by the 15th of the month following the month of such collection.

SECTION 5.  Manager shall underwrite and issue the Subject Policies for and on behalf of Company upon receipt of an appropriate application and such other information as may

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reasonably be required by Company or Manager prior to issuance of policies.  Manager is authorized to underwrite and issue policies in all states that have been approved by the Company with the exception of South Carolina.

SECTION 6.  Manager agrees to indemnify and hold Company harmless from and against any and all losses, claims, demands, liabilities, costs (including attorney’s fees) and damages which Company may incur by reason of any error or omission by Manager.

SECTION 7.  Manager, at its sole expense, shall be responsible for all marketing, printing and billing for all classes of business authorized by this Agreement.  Provided, however, that any and all marketing materials, and miscellaneous documents which are made in Company’s name shall not be disseminated or printed without the prior written approval of the Company.

SECTION 8.  Manager will, when required, develop and submit to Company proposed policy or reinsurance agreement language for Short Term Medical products covered by this Agreement.  Company will be responsible for policy and contract revision and filing, where required, for insurance department approval.  Manager will use only policy and reinsurance agreements approved and authorized for issue by Company.

SECTION 9.  Manager agrees to comply with the requirements of Title V of the Gramm-Leach Bliley Act (15 U.S.C. § 6801 et seq.) and its implementing regulations issued by the Insurance Department of the applicable states.

A.	Protection of Nonpublic Personal Information.

1. Prohibition on Unauthorized Use or Disclosure.  Manager will neither use nor disclose Nonpublic Personal Information received from or on behalf of Company for any purpose other than to carry out the activities and functions as specified in Agreement, unless required by court order.

2. Prohibition on Unauthorized Use or Disclosure of Consumer Lists.  Manager will not develop any list, description or other grouping of individuals using Nonpublic Personal Information received from or on behalf of Company, except as permitted by this Agreement or in writing by Company.  Manager will not use or disclose any list, description or other grouping of individuals that is derived using Nonpublic Personal Information received from or on behalf of Company, except as permitted by this Agreement or in writing by Company.

3. Information Safeguards.  Manager will develop, implement, maintain and use appropriate administrative, technical and physical safeguards, in compliance with Gramm-LeachBliley Act § 6801(a) and the implementing regulations issued by the insurance departments of the applicable states, to preserve the integrity and confidentiality of and to prevent non-permitted or violating use or disclosure of Nonpublic Personal Information Manager receives from or on behalf of Company.  Manager will document and keep these safeguards current.

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4. Sub-Contractors and Agents.  Manager will require any of its subcontractors and agents, to which Manager is permitted by this Agreement or in writing by Company to disclose any of the Nonpublic Personal Information Manager receives from or on behalf of Company, to provide reasonable assurance, evidenced by written contract, that subcontractor or agent will comply with the same privacy and security obligations as Manager with respect to such Nonpublic Personal Information.

B.      Breach of Privacy Obligation.

1. Reporting.  Manager will report to Company any use or disclosure of Nonpublic Personal Information not permitted by this Agreement or in writing by Company or in violation of the implementing regulations issued by the insurance departments of the applicable states.  Manager will make the report to Company’s Legal Department not less than 24 hours after Manager learns of such non-permitted use or disclosure.  Manager’s report will at least:

(a)	Identify the nature of the non-permitted or violating use or disclosure;

(b)	Identify the Nonpublic Personal Information used or disclosed;

(c)	Identify who made the non-permitted or violating use or received the nonpermitted disclosure;

(d)	Identify what corrective action Manager took or will take to prevent further nonpermitted or violating uses or disclosures;

(e)	Identify what Manager did or will do to mitigate any deleterious effect of the nonpermitted or violating use or disclosure; and

(f)	Provide such other information, including a written report, as Company may reasonably request.

2. Termination of Agreement.

(a)
Right to Terminate for Breach.  Company may exercise the right to terminate Agreement by providing Manager written notice of termination, stating the breach of this Section that provides the basis for the termination.

(b)	Obligations upon Termination.

(i)
Return or Destruction.  Upon termination, cancellation, expiration or other conclusion of Agreement, Manager will if feasible return to Company or destroy all Nonpublic Personal Information, in whatever form or medium (including in any electronic medium under Manager’s custody or control), that Manager received from or on behalf of Company, including all copies of and any data or compilations derived from and allowing identification

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of any individual who is a subject to the Nonpublic Personal Information.  Manager will complete such return or destruction as promptly as possible, but not later than 30 days after the effective date of termination, cancellation, expiration or other conclusion of Agreement.  Manager will identify any Nonpublic Personal Information that Manager received from or on behalf of Company that cannot feasibly be returned to Company or destroyed, and will limit its further use or disclosure of that Nonpublic Personal Information to those purposes that make return or destruction of that Nonpublic Personal Information infeasible.  Within such 30 days, Manager will certify an oath in writing to Company that such return or destruction has been completed, will deliver to Company the identification of any nonpublic Personal Information for which return or destruction is infeasible and for that Nonpublic Personal Information, will certify that it will only use or disclose such Nonpublic Personal Information for those purposes that make return or destruction infeasible.

(ii)
Continuing Privacy Obligation.  Manager’s obligation to protect Nonpublic Personal Information received from or on behalf of Company will be continuous and survive termination, cancellation, expiration or other conclusion of Agreement.

(iii)
Other Obligations and Rights.  Manager’s other obligations and rights and Company’s obligations and rights upon termination, cancellation, expiration or other conclusion of Agreement will be those set out in Agreement.

3. Indemnity.  Manager will indemnify and hold harmless Company and any Company affiliate, officer, director, employee or agent from and against any claim, cause of action, liability, damage, cost or expense, including attorneys’ fees and court or proceeding costs, arising out of or in connection with any non-permitted or violating use or disclosure of Nonpublic Personal Information or other breach of this Agreement by Manager or any person or entity under Manager’s control.

(a)           Right to Tender or Undertake Defense.  If Company is named a party in any judicial, administrative or other proceeding arising out of or in connection with any nonpermitted or violating use or disclosure of Nonpublic Personal Information or other breach of this Agreement by Manager or any person or entity under Manager’s control, Company will have the option at any time either (i) to tender its defense to Manager, in which case Manager will provide qualified attorneys to represent Company’s interests at Manager’s expense, or (ii) undertake its own defense, choosing the attorneys, consultants and other appropriate professionals to represent its interests, in which case Manager will be responsible for and pay the reasonable fees and expenses of such attorneys, consultants and other professionals.

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(b)           Right to Control Resolution.  Company will have the sole right and discretion to settle, compromise or otherwise resolve any and all claims, causes of actions, liabilities or damages against it, notwithstanding that Company may have tendered its defense to Manager.  Any such resolution will not relieve Manager of its obligation to indemnify Company under this Agreement.

C.      General Provisions.

1. Definitions.  The capitalized term “Nonpublic Personal Information” has the meaning set out in Title V of the Gramm-Leach-Bliley Act (15 U.S.C. § 6801 et seq.) and its implementing regulations issued by the insurance departments of the applicable states.

2. Amendment to Agreement.  Upon the effective date of the final regulations promulgated by the insurance departments of the applicable states to implement the privacy protections of Title V of the Gramm-Leach-Bliley Act (15 U.S.C. § 6801 et seq.), and upon the effective date of any amendment to those regulations, this Agreement will automatically amend such that the obligations they impose on Manager remain in compliance with those regulations.

3. Compliance with court order.  Notwithstanding anything to the contrary in this agreement, Manager is not prohibited from complying with court orders and/or subpoenas.

D.      Conflicts.  The terms and conditions of this Section will override and control any conflicting term or condition of Agreement.  All nonconflicting terms and conditions of Agreement remain in full force and effect.

SECTION 10.  CLAIMS ADMINISTRATION AND CASH CALLS.

Claims administration in respect of this program will be performed by Co-Ordinated Benefit Plans LLC (hereinafter referred to as “Administrator”).

Within 5 days of receipt of a cash call from the Administrator, the Manager shall remit funds to the Administrator for the purposes of paying claims for policies which are the subject of this agreement, up to 100% of the net premium held by the Manager.  Net premium is defined as gross written premium less the total of company fee, TPA fee, producer fee, taxes and assessments and brokerage.

SECTION 11.  REPORTS AND REMITTANCES.

A.      Within fifteen (15) days after the end of each calendar month, the Manager shall furnish a bordereau to the Company delineating all in force Policies and all new and renewal Policies, issued during the calendar month, which are covered hereunder, and further providing, as applicable and as available:

As respects premium, for each Policy:
1.	Account name.

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2.	Account/Policy number.
3.	Case number.
4.	Effective date.
5.	State.
6.	Zip Code.
7.	Number of employees/insureds per group (if applicable).
8.	Employer SIC code (if applicable).
9.	Number of dependents.
10.	Agreement basis.
11.	Policy Term (Number of months 3, 6, 9, 12).
12.	Date of first purchase of coverage.
13.	Number of consecutive policy purchases by insured or group.
14.	Cumulative months of coverage since 1st purchase.
15.	Original Gross Written Premium.
16.	Uncollected Original Gross Written Premium.
17.	Collected Original Gross Written Premium.
18.	Network discount/PPO credit.
19.	Manager Fee.
20.	TPA/Producer Fee.
21.	Taxes and Assessments.
22.	Company Fee.
23.	Other Fees (specify, if applicable).
24.	Cumulative Gross Written Premium.
25.	Prior Agreement Year cumulative Original Gross Written Premium.
26.	Rate increase from prior year.

Within fifteen (15) days after the end of each calendar month, the Manager shall furnish to the Company an account summary report indicating the following for said month:

1.	Net Reinsurance Premium (Ceded Gross Written Premium collected, less the ceding commission applicable thereto) during the calendar month; less

2.	Ceded Net Loss and ceded Loss Adjustment Expenses paid during the calendar month by means of a ‘cash call’.:

B.      Premium balances due the Company shall be sent by the Manager with the monthly account summary report.

C.      Annually, the Manager shall furnish the Company with such information within its possession as the Company may require to complete its Annual Convention Statement.

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ARTICLE VI

DUTIES OF COMPANY

SECTION 1.  Insurer agrees to indemnity and hold Manager harmless from and against any and all losses, claims, demands, liabilities, costs, damages and expenses (including attorney’s fees) which Manager may incur by reason of any action, error or omission by Insurer.

SECTION 2.  Any and all correspondence with or notices given to any Insured concerning the Subject Policies shall be effected solely by Manager, unless otherwise directed in writing by Company to Manager.

SECTION 3.  Company shall notify Manager of the Company’s desire to cancel or non-renew the Subject Policies at least 90 days prior to such cancellation or non-renewal.  In such event, notification to insureds under the Subject Policies of such cancellation or non-renewal shall be made by Manager.  The Company shall cooperate fully with Manager in placing the Subject Policy with another insurance company or insurance companies so as to assure the preservation of Manager’s agency relationships and continuity of coverage to the Insureds.

SECTION 4.  Company shall use its best efforts to comply with Section 3 immediately above.  However, the Company retains the right to cancel or not renew a policy of insurance subject to the policy provisions, applicable laws and regulations.

SECTION 5.  Company shall pay all fees for obtaining agents’ licenses and/or appointments when and where applicable and where permitted by applicable law.

ARTICLE VII

MAINTENANCE OF RECORDS

SECTION 1.  The Manager shall maintain for the duration of this Agreement and six years thereafter, adequate books and records of all transactions between itself, the various policyholders, Company and individual insureds.  These books and records shall be maintained in accordance with prudent standards of insurance record keeping.

SECTION 2.  Company and its representatives may inspect, examine, make copies of and extracts from and/or audit all of the books and records of Manager pertaining to the Subject Policies upon prior written notice to Manager during regular business hours as often as Company may deem reasonable, necessary or appropriate, and Manager shall cooperate fully with the Company or its representatives in connection therewith.  Such audits shall be conducted solely at Company’s expense.

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SECTION 3.  The commissioner or director of insurance for a given state shall have access to books and records maintained by Manager with respect to the Subject Policies for the purpose of examination, audit and inspection.

SECTION 4.  Manager shall provide Company with all such reports as it might reasonably require, including but not limited to monthly premium reports and quarterly allocations of premiums by state.

SECTION 5.  It is understood and agreed that all operational materials, books, plans and other records developed or prepared by Manager in any form, including film or electronic media, pertaining to its Subject Policies hereunder including, but not limited to, all individual applications, files and correspondence relating thereto, and all printed material (excluding certificates of coverage and advertising material), are proprietary in nature and are the sole property of Manager.

ARTICLE VIII

ADVERTISEMENTS

SECTION 1.  Manager shall prepare, print and properly mail or otherwise distribute descriptive brochures and other advertising and promotional materials relating to the Subject Policies.  All costs of printing and mailing of such materials shall be borne by Manager.

SECTION 2.  For the purpose of this Agreement “advertising material” shall include:

(a)	Printed and published material, audiovisual material, and descriptive literature used in direct mail, newspapers, magazines, radio scripts, television scripts, billboards and similar displays; and

(b)
descriptive literature and sales aids of all kinds issued by the Company, the Manager or by any agent or broker for presentation to members of the insurance buying public, including but not limited to circulars, leaflets, booklets, depictions, illustrations, and form letters; and

(c)	prepared sales talks, presentations and materials for use by agents, brokers and solicitors.

SECTION 3.  No such advertising material will be disseminated by the Manager or by anyone acting under the Manager’s instructions or with the Manager’s knowledge unless such advertising material has been approved in writing by Company, and Manager shall make no changes in advertising which has received the Company’s approval without the Company’s approval of such change.

SECTION 4.  In those jurisdictions where prior approval of advertising material by an insurance department is required by statute or regulation or by the exercise of an insurance department’s discretionary authority, the Manager shall not distribute or permit others to distribute such

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advertising material until it has received the required insurance department approval.  The Company shall use its best efforts to obtain prompt approval of such advertising material.

ARTICLE IX

DELIVERY OF WRITTEN COMMUNICATIONS

Any policies certificates, booklets, cancellation or non-renewal notices or other written communications with the Insured with respect to the Subject Policies, whether produced by the Company or by the Manager upon Company’s direction, shall be delivered by Manager to policyholders promptly after receipt of written instructions from the Company.  Company shall bear the cost of printing such materials.

ARTICLE X

MANAGER’S INSURANCE

SECTION 1.  Manager agrees to obtain and maintain in full force and effect, at its own expense, throughout the term of this Agreement, satisfactory to and approved by the Company in writing blanket fidelity insurance providing coverage of not less than Five Hundred Thousand ($500,000.00) Dollars and errors and omissions insurance providing coverage of not less than Two Million ($2,000,000.00) Dollars.  Manager shall provide Company with at least 15 days written notice prior to cancellation of such coverage or any material change in such coverage.  Company shall have the right to require Manager to increase the amount of insurance coverage as justified by increases in the amount of premium received by Manager.

SECTION 2.  Manager agrees to furnish copies of such insurance policies to Company and thereby warrants that such copies are true and accurate copies of the policies which they represent.

ARTICLE XI

COMPENSATION

SECTION 1.  In consideration of the performance of the services rendered herein in connection with the Subject Policies, Manager shall be compensated in accordance with the schedule of compensation attached to this Agreement and incorporated herein by this reference.

SECTION 2.  The Company shall have and is hereby given a valid first lien on, and security interest in, to the fullest extent permitted by the Uniform Commercial Code, all compensation payable under this Agreement as security for the payment of any and all debts or claims due or to become due from Manager.  In the event of default of any debt to the Company from Manager, the Company is authorized with 10 day notice and without any judicial action to credit any and

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all of such compensation accrued or to accrue towards the reduction of the debt.  The lien created hereby shall not be extinguished by termination of this Agreement.

SECTION 3.  Manager hereby grants Company security interest, to the fullest extent permitted by the Uniform Commercial Code, in all funds from time to time held by Manager for the benefit of the Company.

SECTION 4.  Manager hereby agrees, upon request from Company, to take any and all actions and to execute such further documents as may be requested by Company in order to perfect more fully the security interests granted by Manager to Company hereunder.

ARTICLE XII

TERMINATION

SECTION 1.  This Agreement shall terminate upon notice of termination given by Company or Manager in accordance with the notice provisions of this Agreement at least 180 days before the date of termination fixed in such notice.

SECTION 2.  The Agreement may be terminated by the Company or Manager, at any time, if one or the other becomes unable or incapable of performing its obligations hereunder in substantial respects or commits a material breach hereof, and such is not cured or rectified within 60 days or is not capable of being so cured or rectified within 60 days after the complaining party shall have given notice thereof to the other party; provided, however, that such notice to terminate shall be given in accordance with this Agreement and shall reference this section and set forth the specific nature of the breach or inability to perform of the defaulting party.

SECTION 3.  Notwithstanding any other provision of this Agreement to the contrary, this Agreement may be terminated immediately upon written notice given in accordance with this Agreement upon the happening of one of more of the following events;

(1)	Bankruptcy, receivership or insolvency of Manager or Company;

(2)	Fraud or embezzlement on the part of Manager, its employees, officers, agents or other representatives;

(3)	Company’s or Manager’s failure to comply with an applicable state’s licensing requirements unless cured within 30 days or there are multiple violations;

(4)	Termination of the reinsurance agreement applicable to the Subject Polices under this Agreement for any reason whatsoever;

(5)	If Manager shall make any assignment for the benefit of creditors without the prior written consent of Company;

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(6)	If the assets or business of Manager shall be at any time seized or taken in execution or in attachment by a creditor of Manager.

(7)	If the Manager acquires business from another managing general underwriter or existing carrier on a block transfer basis, or is itself acquired without review or approval by the Company.

(8)	Manager is acquired, unless the Company waives the right to termination in writing.

SECTION 4.  The termination of this Agreement shall not affect the validity, provisions or term of any policies issued under this Agreement, in force or coverage bound at the time of such termination, as such policies and binders shall continue to be effective as written and previously approved until the renewal date thereof.

SECTION 5.  The termination of this Agreement shall not affect the continued operation of the indemnity provisions contained in Article VI, Section 6 and in Article VII, Section 1 of this Agreement, which shall remain in full force and effect.

SECTION 6.  Upon any termination of this Agreement, Manager will cooperate with and assist Company in making available to Company records or copies of all records, and in notifying insureds, producing agents, regulators and other interested parties where such notification is necessary or appropriate.

SECTION 7.  The termination of this Agreement shall not affect the compensation provisions contained in Article XII, Section 1 and those provisions shall remain in full force and effect for the duration of the policies written under this agreement.

ARTICLE XIII

NOTICES

SECTION 1.  Notices or demands required or permitted pursuant to this Agreement shall be in writing and shall be delivered by commercial courier providing overnight service and written proof of delivery, if to the Company, addressed to Trescott N. Hinton, Jr. President, Companion Life Insurance Company, 7909 Parklane Road, Suite 200, Columbia, SC 29223; if to Manager addressed to:  Mike Kosloske, President and CEO, Health Plan Intermediaries dba Health Insurance Innovation.  Each party may change the place of notice to it by delivering appropriate notice to such effect pursuant to this section.

SECTION 2.  Company and Manager shall promptly give notice to the other of any fact, event or circumstance of which it becomes aware that is material to the subject matter of this Agreement.

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ARTICLE XIV

MISCELLANEOUS PROVISIONS

SECTION 1.  Manager’s relationship with Company shall be that of independent contractor and nothing in this Agreement shall be construed as creating the relationship of employer and employee between Company and officers, employees or agents of Manager or the relationship of a partnership or joint venture between the parties.  Manager’s power or authority shall extend no further than is expressly stated in this Agreement and no power or authority shall be implied from the granting or denial of powers specifically mentioned herein.  The Company shall exercise no control whatsoever over the hours, office location, rentals, staff or employees or manner of performance of duties hereunder except insofar as herein provided.  It is expressly understood that no obligation, duty or right of the Manager under this contract may be assigned to any other firm or person without the written authorization of the Company.

SECTION 2.  This Agreement, including the schedules of compensation, attached hereto, constitute the entire Agreement of the parties with respect to the Subject Policies.  No amendment or modification hereof shall be binding unless the same is identified as an amendment to this Agreement and is in writing and signed by the parties hereto.  Notwithstanding the foregoing, the parties agree at all times to cooperate fully with and act reasonably and in good faith toward one another in connection with the subject matter of this Agreement, and this Agreement shall be construed and enforced in accordance with the foregoing understandings.

SECTION 3.  The rights of either party hereto to enforce any provision hereof shall not be affected by its prior failure to require performance of that provision or any other provision by the other party, nor shall any right be deemed to have been waived unless the waiver thereof be in writing and signed by the party making such waiver.

SECTION 4.  In the event of any litigation to enforce or to interpret the provisions of this Agreement, the prevailing party in such action shall be entitled to its reasonable attorney’s fees and costs.

SECTION 5.  This Agreement shall be governed in all respects and be interpreted by and under the laws of the State of South Carolina.  If any provision hereof is found to be invalid by any court of competent jurisdiction, the invalidity of such provision shall not effect the validity of the remaining provisions hereof.

SECTION 6.  Communications and transmittals between Manager and the Company shall, when necessary or appropriate for the proper performance of this Agreement, be made by a commercial courier providing overnight service, or by facsimile transmission or similar electronic means to the addresses specified in Article XIV or to such other location as may be designated by any of the parties from time to time.

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SECTION 7.  This is not an exclusive General Manager’s Agreement, and Manager has no exclusive territory.

SECTION 8.  The Manager may not:

(a)
Bind assumed reinsurance or retrocession on behalf of the Company, except the MGA may bind facultative reinsurance contracts pursuant to obligatory facultative agreements if the contract with the Company contains reinsurance underwriting guidelines, including, for reinsurance assumed and ceded, a list of Reinsurers with which the automatic agreements are in effect, the coverages and amounts or percentages that may be reinsured, the commission schedules;

(b)	Commit the Company to participate in insurance or reinsurance syndicates;

(c)
Collect payment from a Reinsurer or commit the Company to a claim settlement with a Reinsurer, without prior approval of the Company.  If prior approval is given, a report must be forward promptly to the Company;

(d)	Permit its agent to serve on the Company’s board of directors;

(e)	Jointly employ an individual who is employed with the Company;

(f)	Appoint a sub-manager.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers.

.

WITNESS:
/s/ Gerod Vernon	BY: /s/ Michael W. Kosloske Michael W. Kosloske
TITLE PRESIDENT

DATE: 8/31/11

WITNESS:	COMPANION LIFE INSURANCE COMPANY
/s/ Matthew White	BY: /s/ Trescott Hinton, Jr.
TRESCOTT HINTON, JR.
TITLE PRESIDENT
DATE: 9/26/11

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Schedule of Compensation

This Schedule, effective May 1, 2011, is to be attached to and form a part of the General Manager’s Agreement between Health Plan Intermediaries LLC d/b/a Health Insurance Innovation Inc. (“Manager”) and Companion Life Insurance Company (“Insurer/Company”).

Insurer agrees to pay to Manager on the earned premium in each 12 month period commencing May 1, 2011, the following fees from the sale and renewal of Subject Policy or Policies through TPA’s agents, brokers and/or other producer appointed and/or contracted with Insurer through the direct efforts of Manager under this Agreement:

Carrier Fee	****% of ceded gross written premium
TPA fee	****% of ceded gross written premium
Producer Commission
Up to ****% of ceded gross written premium per policy Agreement Year and up to an additional ****% of gross written premium for credit card billing charges for online enrollees only per Policy per Agreement Year.

Premium Tax and Fees	Actual up to ****% of ceded gross written premium
Brokerage	****% of ceded gross written premium

WITNESS: _______________	HEALTH PLAN INTERMEDIARIES, LLC D/B/A HEALTH INSURANCE INNOVATION INC.
BY: /s/ Michael Kosloske
TITLE PRESIDENT
DATE: 8/3/11

WITNESS:	COMPANION LIFE INSURANCE COMPANY
/s/ Matthew White	BY: /s/ Trescott N. Hinton, Jr. Trescott N. Hinton, Jr.
TITLE PRESIDENT
DATE: 9/26/11

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